PRICING AND BOOKKEEPING AGREEMENT

         This agreement (the "Agreement") is made as of this 1st day of November, 2005, by and between the Oregon corporations and the Massachusetts and Oregon business trusts acting on behalf of their series all as listed on Schedule A hereto (as the same may from time to time be amended to add or delete one or more series of such trusts) (each such trust and corporation being hereinafter referred to as a "Trust" and each series of a Trust, if any, being hereinafter referred to as a "Fund" with respect to that Trust, but for any Trust that does not have any separate series, then any reference to the "Fund" is a reference to that Trust) and Columbia Management Advisors, LLC ("CMA"), a Delaware limited liability company.

         WHEREAS, each Trust is a registered investment company and desires that CMA perform certain services for the Funds; and

         WHEREAS, CMA is willing to perform such services upon the terms and subject to the conditions set forth herein.

         NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

1. Appointment. Each Trust appoints CMA as its agent to perform the pricing and bookkeeping services described below for each Fund.

2. Pricing and Bookkeeping Services. Subject to the terms of this Agreement and the supervision and control of the relevant Trust's Board of Trustees (the "Trustees"), CMA agrees to provide the services indicated for each Fund on Schedule B hereto.

3. Audit, Use and Inspection. CMA shall make available on its premises during regular business hours all records of a Fund for reasonable audit, use and inspection by the Funds, its agents and any regulatory agency having authority over the Fund.

4. Compensation. For the services provided pursuant to this Agreement, the Trust on behalf of each Fund will pay to CMA, or to such person(s) as CMA may from time to time instruct, the fee set forth on Schedule C hereto.

5. Compliance. CMA shall comply with applicable provisions relating to pricing and bookkeeping as set forth in the prospectuses and statements of additional information of each Fund, applicable resolutions of the Board of Trustees of the Trust and applicable laws and rules in the provision of services under this Agreement.

6. Limitation of Liability. In the absence of willful misfeasance, bad faith or gross negligence on the part of CMA, or reckless disregard of its obligations and duties hereunder, CMA shall not be subject to any liability to any Trust or Fund, to any shareholder of any Trust or Fund or to any other person, firm or organization, for any act or omission in the course of, or connected with, rendering services hereunder. The provisions of this Paragraph 6 shall survive any termination of this Agreement.

7. Amendments. Each Trust shall submit to CMA a reasonable time in advance of filing with the Securities and Exchange Commission copies of any changes in its Registration Statements. If a change in documents or procedures materially increases the cost to CMA of performing its obligations, CMA shall be entitled to receive such reasonable additional compensation as shall be agreed to in writing by the parties.

8. Duration and Termination. This Agreement may be changed only by a writing executed by each party. This Agreement: (a) shall continue in effect from year to year so long as approved annually by vote of a majority of the Trustees, including a majority of the Trustees who are not affiliated with CMA; (b) may be terminated at any time without penalty by sixty days' written notice to either party; and (c) may be terminated at any time for cause by either party if such cause remains unremedied for a reasonable period not to exceed ninety days after receipt of written specification of such cause. If a Trust designates a successor to any of CMA's obligations other than as a result of the termination of this Agreement pursuant to Paragraph 8(c), CMA shall, at the expense and direction of the Trust, transfer to the successor all relevant Fund records maintained by CMA.

9. Use of Affiliated Companies and Subcontractors. In connection with the services to be provided by CMA under this Agreement, CMA may, to the extent it deems appropriate, and subject to compliance with the requirements of applicable laws and regulations and upon receipt of approval of the Trustees, make use of
(i) its affiliated companies and their directors, trustees, officers and employees and (ii) subcontractors selected by it, provided that it shall supervise and remain fully responsible for the services of all such third parties in accordance with and to the extent provided in this Agreement. All costs and expenses associated with services provided by any such third parties shall be borne by CMA or such parties, except to the extent specifically provided otherwise in this Agreement.

10. Confidentiality. CMA agrees on behalf of itself and its employees to treat confidentially and as proprietary information of each Trust all records and other information relative to the Trust and its prior, present or potential shareholders and not to use such records and information for any purpose other than performance of its responsibilities and duties under this Agreement, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where CMA may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities or when so requested by the Trust.

11. Sarbanes-Oxley Act. CMA agrees that any information that CMA provides that is necessary to complete a report or other filing that is required to be certified by certain of a Trust's officers pursuant to the Sarbanes-Oxley Act of 2002 ("Sarbox") and regulations issued and in effect from time to time under Sarbox will be true and complete when given. CMA further agrees that any written representation or certification it provides to a Trust and/or the officers of the Trust in support of a certification by them to the Securities and Exchange Commission pursuant to Sarbox and/or any rules or regulations issued from time to time under Sarbox will be true and complete when given. The provisions of this Paragraph 11 shall survive any termination of this Agreement.

12. Compliance. CMA agree to comply with all applicable federal, state and local laws and regulations, codes, orders and government rules in the performance of its duties under this Agreement. CMA agree to provide each Trust with such certifications, reports and other information as the Trust may reasonably request from time to time to assist it in complying with, and monitoring for compliance with, applicable laws, rules and regulations.

13. Miscellaneous. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

         The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions of this Agreement or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         A copy of the Agreement and Declaration of Trust of the Trusts that are organized as Massachusetts business trusts, as amended or restated from time to time, is on file with the Secretary of the Commonwealth of Massachusetts, and a copy of the Agreement and Declaration of Trust of the Trust that is organized as an Oregon business trusts, as amended or restated from time to time, is on file with the Secretary of State of Oregon, and notice is hereby given that this Agreement is executed on behalf of each of these Trusts by an officer or Trustee of the Trust in his or her capacity as an officer or Trustee of the Trust and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust. Furthermore, notice is given that the assets and liabilities of each series of each Trust is separate and distinct and that the obligations of or arising out of this Agreement with respect to the series of each Trust are several and not joint, and to the extent not otherwise reasonably allocated among such series by the Trustees of the Trust, shall be deemed to have been allocated in accordance with the relative net assets of such series, and CMA agrees not to proceed against any series for the obligations of another series.

      [The remainder of this page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

     COLUMBIA FUNDS TRUST I on behalf of its series listed on Schedule A COLUMBIA FUNDS TRUST II on behalf of its series listed on Schedule A COLUMBIA FUNDS TRUST III on behalf of its series listed on Schedule A COLUMBIA FUNDS TRUST IV on behalf of its series listed on Schedule A COLUMBIA FUNDS TRUST V on behalf of its series listed on Schedule A COLUMBIA FUNDS TRUST VI on behalf of its series listed on Schedule A COLUMBIA FUNDS TRUST VII on behalf of its series listed on Schedule A COLUMBIA FUNDS TRUST VIII on behalf of its series listed on Schedule A COLUMBIA FUNDS SERIES TRUST I on behalf of its series listed on Schedule A COLUMBIA FUNDS TRUST XI on behalf of its series listed on Schedule A
     CMG FUND TRUST on behalf of its series listed on Schedule A
     LIBERTY VARIABLE INVESTMENT TRUST on behalf of its series listed on
       Schedule A
     STEINROE VARIABLE INVESTMENT TRUST on behalf of its series listed on
       Schedule A
     COLUMBIA BALANCED FUND, INC.
     COLUMBIA DAILY INCOME COMPANY
     COLUMBIA FIXED INCOME SECURITIES FUND, INC.
     COLUMBIA HIGH YIELD FUND, INC.
     COLUMBIA INTERNATIONAL STOCK FUND, INC.
     COLUMBIA MID CAP GROWTH FUND, INC.
     COLUMBIA OREGON MUNICIPAL BOND FUND, INC.
     COLUMBIA REAL ESTATE EQUITY FUND, INC.
     COLUMBIA SHORT TERM BOND FUND, INC.
     COLUMBIA SMALL CAP GROWTH FUND, INC.
     COLUMBIA STRATEGIC INVESTOR FUND, INC.
     COLUMBIA TECHNOLOGY FUND, INC.

     By:/s/Christopher Wilson
          Name:  Christopher Wilson
          Title: President


                       COLUMBIA MANAGEMENT ADVISORS, LLC.

     By:/s/Michael G. Clarke
          Name:  Michael G. Clarke
          Title: Managing Director

                                   SCHEDULE A



                    Trusts                       Funds



Columbia Funds Trust I                           Columbia High Yield Opportunity Fund
Columbia Funds Trust II                          Columbia Greater China Fund
                                                 Columbia Money Market Fund
Columbia Funds Trust III                         Columbia Liberty Fund
                                                 Columbia World Equity Fund
                                                 Columbia Core Bond Fund
Columbia Funds Trust IV                          Columbia Tax-Exempt Insured Fund
                                                 Columbia Utilities Fund
                                                 Columbia Municipal Money Market Fund
Columbia Funds Trust V                           Columbia Connecticut Tax-Exempt Fund
                                                 Columbia Massachusetts Tax-Exempt Fund
                                                 Columbia New York Tax-Exempt Fund
                                                 Columbia U.S. Treasury Index Fund
                                                 Columbia Massachusetts Intermediate Municipal Bond Fund
                                                 Columbia Connecticut Intermediate Municipal Bond Fund
                                                 Columbia New Jersey Intermediate Municipal Bond Fund
                                                 Columbia New York Intermediate Municipal Bond Fund
                                                 Columbia Rhode Island Intermediate Municipal Bond Fund
Columbia Funds Trust VI                          Columbia Small Cap Value Fund I
Columbia Funds Trust VIII                        Columbia Income Fund
                                                 Columbia Intermediate Bond Fund
Columbia Funds Series Trust I                    Columbia Strategic Income Fund
                                                 Columbia High Yield Municipal Fund
                                                 Columbia Federal Securities Fund
                                                 Columbia International Stock Fund
                                                 Columbia Tax-Managed Growth Fund
                                                 Columbia California Tax-Exempt Fund
                                                 Columbia Intermediate Municipal Bond Fund
                                                 Columbia Tax-Exempt Fund
Columbia Funds Trust XI                          Columbia Young Investor Fund
                                                 Columbia Growth Stock Fund
                                                 Columbia Asset Allocation Fund
                                                 Columbia Dividend Income Fund
                                                 Columbia Common Stock Fund
                                                 Columbia Large Cap Growth Fund
                                                 Columbia Disciplined Value Fund
                                                 Columbia Small Cap Core Fund
                                                 Columbia Small Company Equity Fund


CMG Fund Trust                                   CMG Strategic Equity Fund
                                                 CMG Small Cap Fund
                                                 CMG Small/Mid Cap Fund
                                                 CMG International Stock Fund
                                                 CMG Core Bond Fund
                                                 CMG High Yield Fund
                                                 CMG International Bond Fund
                                                 CMG Short Term Bond Fund
                                                 CMG Ultra Short Term Bond Fund
                                                 CMG Intermediate Bond Fund
                                                 CMG Core Plus Bond Fund
                                                 CMG Government Bond Fund
                                                 CMG Mortgage and Asset-Backed Securities Fund
                                                 CMG Small Cap Growth Fund
                                                 CMG Enhanced S&P 500 Index Fund
                                                 CMG Large Cap Value Fund
                                                 CMG Large Cap Growth Fund
                                                 CMG Mid Cap Value Fund
                                                 CMG Mid Cap Growth Fund
                                                 CMG Small Cap Value Fund
Liberty Variable Investment Trust                Columbia International Fund, VS
                                                 Liberty Growth & Income Fund, VS
                                                 Colonial Strategic Income Fund, VS
                                                 Colonial Small Cap Value Fund, VS
                                                 Liberty S&P 500 Index Fund, VS
                                                 Liberty Select Value Fund, VS
                                                 Columbia High Yield Fund, VS
SteinRoe Variable Investment Trust               Liberty Money Market Fund, VS
                                                 Liberty Federal Securities Fund, VS
                                                 Liberty Asset Allocation Fund, VS
                                                 Columbia Large Cap Growth Fund, VS
                                                 Liberty Small Company Growth Fund, VS


                                   SCHEDULE B

Services. CMA will provide the following services to the Trusts and Funds:



     [[Columbia Funds Trust I, Columbia Funds Trust II, Columbia Funds Trust III, Columbia Funds Trust IV, Columbia Funds Trust
     V, Columbia Funds Trust VI, Columbia Funds Trust VII,
     Liberty Variable Investment Trust]]

CMA will (i) determine and timely communicate to persons designated by the Trust the Fund's net asset values and offering prices per share; and (ii) maintain and preserve in a secure manner the accounting records of the Fund. All records are the property of the relevant Fund. CMA will provide disaster planning to minimize possible service interruption. CMA will make available on its premises during regular business hours all records of a Fund for reasonable audit, use and inspection by the Trust, its agents and any regulatory agency having authority over the Fund.



       [[Columbia Funds Series Trust I, Columbia Funds Trust VIII, Columbia Funds Trust XI, SteinRoe Variable Investment Trust]]

For each Fund of each Trust, CMA will value all securities and other assets of the Fund, and compute the net asset value per share of such Fund, at such times and dates and in the manner and by such methodology as is specified in the then currently effective prospectus and statement of additional information for such Fund, and pursuant to such other written procedures or instructions furnished to CMA by the Trust. To the extent procedures or instructions used to value securities or other assets of a Fund under this Agreement are at any time inconsistent with any applicable law or regulation, the Trust will provide CMA with written instructions for valuing such securities or assets in a manner which the Trust represents to be consistent with applicable law and regulation.

CMA will calculate with such frequency as each Trust directs, the net income of each Fund for dividend purposes and on a per share basis. Such calculation will be at such times and dates and in such manner as the Trust instructs CMA in writing. For purposes of such calculation, CMA is not responsible for determining whether any dividend or interest accruable to the Trust is or will be actually paid, but will accrue such dividend and interest unless otherwise instructed by the Trust.

CMA will calculate gains or losses of each Fund from the sale or other disposition of assets of that Fund as the Trust directs.

At the request of a Trust, CMA will compute yields for each Fund of the Trust for such periods and using such formula as the Trust instructs.

CMA will provide each Trust, the Trust's transfer agent and such other parties as directed by the Trust with the net asset value per share, the net income per share and yields for each Fund of the Trust at such time and in such manner and format and with such frequency as the parties mutually agree.

Each Trust will furnish CMA with any and all instructions, explanations, information, specifications and documentation deemed necessary by CMA in the performance of its duties hereunder, including, without limitation, the amounts and/or written formula for calculating the amounts, and times of accrual of liabilities and expenses of each Fund. Each Trust will also at any time and from time to time furnish CMA with bid, offer and/or market values of securities owned by the Trust if the same are not available to CMA from a pricing or similar service designated by the Trust for use by CMA to value securities or other assets. CMA is at no time required to commence or maintain any utilization of, or subscriptions to, any such service which will be the sole responsibility and expense of the Trust.

CMA will, as agent for each Trust, maintain and keep current and preserve the general ledger and other accounts, books, and financial records of the Trust relating to activities and obligations under this Agreement in accordance with the applicable provisions of Sections 31(a) of the General Rules and Regulations under the Investment Company Act of 1940, as amended (the "Rules").

All records maintained and preserved by CMA pursuant to this Agreement which each Trust is required to maintain and preserve in accordance with the Rules will be and remain the property of the Trust and will be surrendered to the Trust promptly upon request in the form in which such records have been maintained and preserved.

CMA will make available on its premises during regular business hours all records of a Trust for reasonable audit, use and inspection by the Trust, its agents and any regulatory agency having authority over the Trust.



 [[CMG Fund Trust, Columbia Balanced Fund, Inc., Columbia Daily Income
  Company, Columbia Fixed Income Securities Fund, Inc., Columbia
    High Yield Fund, Inc., Columbia International Stock Fund, Inc., Columbia Oregon Municipal Bond Fund, Inc., Columbia Real Estate
 Equity Fund, Inc., Columbia Short Term Bond Fund, Inc., Columbia Mid
   Cap Growth Fund, Inc., Columbia Small Cap Growth Fund, Inc.,
 Columbia Strategic Investor Fund, Inc., Columbia Technology Fund, Inc.]]

CMA will (i) provide fund accounting oversight of State Street Bank ("SSB") who will provide each Fund's daily fund accounting services, including the determination of timely communication to persons designated by the Fund [of] the Fund's net asset value and offering price per share; (ii) maintain and preserve in a secure manner the accounting records of the Fund; and (iii) provide disaster planning to minimize possible service interruption to the Funds. CMA will make available on its premises during regular business hours all records of the Fund for reasonable audit, use and inspection by the Fund, its agents and any regulatory agency having authority over the Fund.

                                   SCHEDULE C

Fees. For the services provided pursuant to this Agreement, each Trust on behalf of each Fund will pay to CMA, or to such person(s) as CMA may from time to time instruct, such fees as may be agreed to by CMA and the Trust from time to time.

Each Fund also shall reimburse CMA for (i) any and all out-of-pocket expenses and charges, including fees payable to third parties, such as for pricing the Fund's portfolio securities, incurred in performance of services under this Agreement and (ii) for CMA's direct internal costs incurred in connection with providing fund accounting oversight and monitoring, budgeting and approving Fund expenses.